EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We have issued our report dated February 27, 2004, accompanying the consolidated financial statements included in the annual report of Liberty National Bancshares, Inc. and subsidiary on Form 10-KSB for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statement on Forms S-8 for the Company’s Non-Management Director’s Stock Option Plan (File No. 333-87150, effective date April 29, 2002) and 1998 Stock Option Plan (File No. 333-87168, effective April 29, 2002).

/s/ Porter Keadle Moore, LLP

Atlanta, Georgia

March 24, 2004